UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2019

Cipherloc Corporation

(Exact name of registrant as specified in its charter)

Texas	000-28745	86-0837077
(State or other jurisdiction of	(Commission	IRS Employer
incorporation or organization)	File Number)	Identification No.)

825 Main St, Suite 100

Buda, TX 78610

(Address of principal executive offices)

Registrant’s telephone number, including area code: 512 772 4245

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On August 8, 2019, Cipherloc Corporation (the “Company”) informed Ageos, LLC (“Ageos”) that it has terminated the Operating Agreement between the Company and Ageos dated April 18, 2019 for various material breaches, effective immediately.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 22, 2019, the Board of Directors of the Company, pursuant to the Amended and Restated Bylaws, increased the size of the Board to 7 members and appointed Zeynep Young and David Chasteen as directors of the Company. Each of Ms. Young and Mr. Chasteen will receive a non-qualified stock option to purchase 50,000 shares of common stock of the Company.

There are no transactions involving the Company and any of Ms. Young and Mr. Chasteen that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.  The press release announcing the Board additions is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this Item 5.02 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On August 22, 2019, the Board of Directors of the Company approved the Amended and Restated Bylaws of the Company. A copy of the Amended and Restated Bylaws of the Company is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Cipherloc Corporation
99.1	Press Release dated August 22, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2019

CIPHERLOC CORPORATION

By:	/s/ Tom Wilkinson
Tom Wilkinson
Interim Chief Executive Officer